As filed with the Securities and Exchange Commission on April 8, 2011
Registration No. 333-171572

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 3)

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SUJA MINERALS, CORP.
(Exact name of registrant as specified in its charter)

Nevada	1000	27-3429931
(State or other jurisdiction of	Primary Standard Industrial	IRS Employer
Incorporation	Classification Code Number	Identification Number
or organization)

Aspen Asset Management Services, LLC
10300 W. Charleston #13-56	6623 Las Vegas Blvd. South, Suite 255
Las Vegas, NV 89135	Las Vegas, NV 89119
(702) 425-2873	(702) 360-0652
(Address and telephone number of principal executive	(Name, address and telephone number of agent for
offices)	service)

Copies to:
Matt Reams -President
10300 W. Charleston #13-56
Las Vegas, NV 89135

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and
“smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐		Accelerated Filer ☐
Non-accelerated Filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

	Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock:	Common	4,100,000	$0.01	41,000	$4.76

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling shareholders may sell shares of our common stock at a fixed price of $0.01 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.01 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.01. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, Dated April 8, 2011

SUJA MINERALS, CORP.
4,100,000 SHARES OF COMMON STOCK

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange. The 4,100,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.01 per share. until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.01 has been determined as the selling price based upon the original purchase price paid by the selling stockholders of $0.01. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

     Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying shares of our common stock.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: April 8, 2011

Table of Contents

		PAGE
Summary		5
Risk Factors		6
-	Our auditor has expressed substantial doubt as to our ability to continue as a going concern	6
-	Because the probability of an individual prospect having additional reserves is remote, any funds spent on exploration may be lost	6
-	Because we have not yet commenced business operations and have no history of mineral production or mining operations, we face a high risk of business failure	6
-	Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	7
-	If we become subject to burdensome Government regulation or other legal uncertainties, our business will be negatively affected	7
-	Because our Directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	7
-	Because our controlling shareholder is also the counterparty to the Option Agreement for our Crawford Creek Property, there is an inherent conflict of interest	7
-	Our controlling shareholder and one of our Directors, resides outside the United States, which may make it difficult or impossible for the Company or its shareholders to seek legal recovery from either of them in the United States courts.	8
-	Matt Reams, our President, Secretary and Director lacks mining experience, which may make it difficult or impossible for him to effectively manage the Company and its business.	8
-	Joseph Calpito, our Vice President and Director, is not currently compensated by the Company, and thus has limited or no incentive to perform any work on behalf of the Company.	8
-	Neither Mr. Reams, ou r President, Secretary and Director, nor Mr. Calpito, our Vice President and Director, have experience managing a public company.	8
-	We do not own our mining claims. We have an option to acquire the mining claims from our controlling stockholder, which also does not own the claims but has an option to purchase them.	8
-	If we do not obtain additional financing, our business will fail	8
-	Because there is no public trading market for our common stock, you may not be able to resell your stock and as a result your investment is illiquid.	9
-	If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline	9
-	Because there is no public trading market for our common stock, you may not be able to resell your shares	9
-	Because our stock is considered a penny stock, you may not be able to sell your shares.	10

Use of Proceeds	10
Determination of Offering Price	10
Dilution	10
Selling Security Holders	11
Plan of Distribution	12
Description of Securities	13
Interest of Named Experts and Counsel	13
Description of Business	13
Description of Property – Crawford Creek Claim	15
Description of Property - Other	21
Legal Proceedings	21
Market for Equity and Related Stockholder Matters	22
Financial Statements	23
Plan of Operation	24
Changes in and Disagreements with Accountants	26
Executive Compensation and Management	29
Security Ownership of Certain Beneficial Owners and Management	30
Certain Relationships and Related Transactions	32
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	32
Information not Required in Prospectus	33

ITEM 3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges

PROSPECTUS SUMMARY

About our Company

      We are a mining exploration and development company. We plan to conduct mineral exploration on mining claims in Canada.  We own an option to acquire from Hemisphere West Co. Ltd  (which holds a controlling interest in our common stock) a 100% interest in a group of  mineral claims known as the Crawford Creek Property in the Crawford Bay Area of British Columbia, Canada. Hemisphere West Co. Ltd. in turn holds an option to acquire the mining claims from the record owners of the mining claims. We intend to conduct exploration work on the property in order to ascertain whether it possesses further economic quantities of dolomite. We are a company without revenues or operations and have minimal assets and have incurred losses since inception.

     Our principal executive office is located at 10300 W. Charleston, #13-56, Las Vegas, NV 89135. Our telephone number is (702) 425-2873 and our registered agent for service of process is Aspen Asset Management Services, LLC, located at 6623 Las Vegas Blvd South, Suite 255, Las Vegas, Nevada 89119. Our fiscal year end is October 31.

Terms of the offering

Following is a brief summary of this offering:

Securities being offered by selling shareholders	4,100,000 shares of common stock,
Offering price per share	$ 0.01
Net proceeds to us	None
Number of shares outstanding before the offering	19,200,000
Number of shares outstanding after the offering if all of the shares are sold	19,200,000

Summary financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of January 31, 2011
(Unaudited)
Balance Sheet
Total Assets	$108,400
Total Liabilities	$7,139
Stockholders’ Equity	$101,261

	Period from
	April 28, 2010
	(date of Inception)
	to January 31, 2011
	(Unaudited)
Income Statement
Revenue	$--
Total Expenses	$93,239
Net Loss	$ )	(93,239)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Suja Minerals, Corp.

An investment in our common stock involves a high degree of risk. The following is a discussion of all of the material risks relating to the offering and our business. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are an exploration stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

Because the probability of an individual prospect having additional reserves is remote, any funds spent on exploration may be lost.

The probability of an individual mineral property having additional reserves is remote. In all probability, our Crawford Creek Property does not contain any additional reserves. As such, any funds spent on exploration may be lost, which would result in a loss of your investment.

Because we have not yet commenced business operations and have no history of mineral production or mining operations, we face a high risk of business failure.

We have not yet begun the initial stages of exploration of our Crawford Creek Property, and thus have no way to evaluate the likelihood that our business will be successful. We were incorporated on April 28, 2010 and to date have been involved primarily in organizational activities and the acquisition of our mineral property interests. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

We anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Crawford Creek Property and the production of minerals from the property, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Our net loss from inception to January 31, 2011 is $93,239. The loss was a result of the payment of general and administrative expenses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	our ability to find mineralized material
*	our ability to extract the mineralized material
*	our ability to generate revenues from the sale of mineralized material

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral property. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, Including pollution, cave-ins and other hazards against which we cannot insure against or which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

If we become subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected.

There are several governmental regulations that materially restrict mineral property exploration and development. Under the British Columbia mining laws and regulations, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. Also, to operate a working mine, the legislation may require us to undertake an environmental review process.

In addition, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our exploration and future mining operations, if any, will be subject to risks associated with being able to accurately predict the quantity and quality of mineralized material within the earth using statistical sampling techniques. Estimates of any mineralized material on any of our properties would be made using samples obtained from appropriately placed underground workings and intelligently designed drilling. There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our properties. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material. If these estimates were to prove to be unreliable, we could implement an exploitation plan that may not lead to commercially viable operations in the future condition and operating results may be harmed.

Because our Directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our President, Mr. Matt Reams, and our Vice President, Mr. Joseph Calpito Sr., each devote approximately 10% of  their time to our affairs. While Mr. Reams, and Mr. Calpito presently possess adequate time to attend to our interests, it is possible that the demands on Mr. Reams and Mr. Calpito from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

Because our controlling shareholder is also the counterparty to the Option Agreement for our Crawford Creek Property, there is an inherent conflict of interest

Hemisphere West Co.. Ltd, our controlling shareholder, is also the counter-party to the Option Agreement under which we can obtain the mineral rights for the Crawford Creek property.  This creates an inherent conflict of interest, with the potential result that Hemisphere West Co. Ltd. May act in its own best interest in matters concerning the Option Agreement rather than in our best interest.

Our controlling shareholder and one of our Directors, resides outside the United States, which may make it difficult or impossible for the Company or its shareholders to seek legal recovery from either of them in the United States courts.

Hemisphere West Co., Ltd., our controlling shareholder, is a corporation based in Taiwan.  James Capilto Sr. is a resident of the Philippines.  Their lack of United States domicile may make it difficult or impossible for the Company or its shareholders to effectively obtain legal redress for actions taken by Hemisphere West Co. Ltd or Mr. Capilto.

Matt Reams, our President, Secretary and Director lacks mining experience, which may make it difficult or impossible for him to effectively manage the Company and its business.

Matt Reams, our President, Secretary and Director has no previous mineral exploration or mining experience.  This presents the risk that Mr. Reams may not effectively manage our company or its business.

Joseph Calpito, our  Vice President and Director, is not currently compensated by the Company, and thus has limited or no incentive to perform any work on behalf of the Company.

Mr. Calpito, who is our only officer or director who has mining or mineral exploration experience, is not currently compensated by the Company.  While we anticipate compensation of Mr. Calpito at such point as the Company has achieved active operations and is actively exploring its Crawford Creek Property, there is no present understanding or agreement as to what this compensation will be.  Thus, Mr. Calpito’s present incentive to perform work on behalf of the Company is limited or nonexistent.

Neither Mr. Reams,our President, Secretary and Director, nor Mr. Calpito, our Vice President and Director, have experience managing a public company.

Neither Mr. Reams, our President, Secretary and Director, nor Mr. Calpito, our Vice President and Director, have experience in managing or operating a public company.  Management and operation of a public company requires compliance with detailed legal requirements, such as the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act.  Failure to comply with these requirements can have serious detrimental effects on the Company and our stockholders.

We do not own our mining claims.  We have an option to acquire the mining claims from our controlling stockholder, which also does not own the claims but has an option to purchase them.

Our business plan is focused on exploration and development of the Crawford Creek Property, which is comprised of Canadian mining claims that we do not own.  We have an option to acquire the claims from our controlling stockholder, which also does not own the mining claims.  Our controlling shareholder has an option to acquire the claims from a corporation controlled by  the claim owners of record.  This structure creates a number of risks that we could lose our rights to explore and develop the Crawford Creek Property.  The risks include default by third parties under either of these option agreements.

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete the exploration of the optioned mineral claim, and therefore we will need to obtain additional financing in order to complete our business plan. As of January 31, 2011, we had cash in the amount of $0. We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the Crawford Creek Property. While we have sufficient funds to conduct phase one of the recommended exploration program on the property, we will require additional financing in order to complete the entire recommended exploration program, and pay our administrative costs for the year. We will also require additional financing if the costs of the exploration of the Crawford Creek Property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for dolomite or limestone, investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Crawford Creek Property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

Risks associated with this Offering

Because there is no public trading market for our common stock, you may not be able to resell your stock and as a result your investment is illiquid.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale, of which there is no assurance. As a result, your investment is illiquid.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 4,100,000 shares of our common stock through this prospectus. Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 42.7% of the common shares outstanding as of the date of this prospectus.

Because there is no public trading market for our common stock, you may not be able to resell your shares.

Our Company plans to have its shares quoted on the OTC Bulletin Board. There are no assurances that we will be successful in listing our shares. There is currently no public trading market for our common stock. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares. We intend to engage a market maker to apply to have our common stock listed on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the Securities Exchange Commission or applicable regulatory authority. In order to be eligible to be listed on the OTCBB and to maintain such eligibility, we would be required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and we would have to remain current in meeting our periodic securities reporting obligations. If for any reason, however, any of our securities are not eligible for initial or continued quotation on the Bulletin Board or an active public trading market does not develop, purchasers of the shares may have difficulty selling their securities should they desire to do so. If we are unable to satisfy the requirements for quotation on the OTCBB, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the “pink sheets.” As a result, an investor may find it more difficult to dispose of the securities offered hereby.

Our common stock is considered a penny stock, which is subject to restrictions on marketability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Item 4 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

Item 5 DETERMINATION OF OFFERING PRICE

The price of the shares has been determined by our board of Directors. We selected the $0.01 price for the sale of our shares of common stock. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares for the price they paid us. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

Item 6. DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. SELLING SECRUITY HOLDERS

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

				Percentage
				of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the share are
Name	prior to offering	prior to offering	offered	sold in the offering

Whistler Ventures	125,000	0.7%	62,500.3%
Hui Chuan Lin	125,000	0.7%	62,500.3%
Silverstone Capital Inc.	600,000	3.1%	300,000	1.6%
Tian Cai Lin	500,000	2.6%	250,000	1.3%
The Snowmass Trust Corp.	1,400,000	7.3%	700,000	3.6%
Richard Pollins	100,000	0.5%	50,000.3%
Stewart Chen	1,400,000	7.3%	700,000	3.6%
Li Ping Chen	100,000	0.5%	50,000.3%
Ling Ling Jou	100,000	0.5%	50,000.3%
Kai-Chi Yang	100,000	0.5%	50,000.3%
Kuen Ji Yang	100,000	0.5%	50,000.3%
Chuen Lai Chen	100,000	0.5%	50,000.30%
Li Jung Wang	100,000	0.5%	50,000.3%
Yu Ching Yan	100,000	0.5%	50,000.3%
JR-Tzung Huang	100,000	0.5%	50,000.3%
Yi-Chin Li	100,000	0.5%	50,000.3%
An-Yu Shen	100,000	0.5%	50,000.3%
Wen Ruei Yan	100,000	0.5%	50,000.3%
Shin Huei Shen	100,000	0.5%	50,000.3%
Chi You Jiang	100,000	0.5%	50,000.3%
Guei Jr Shen Jang	100,000	0.5%	50,000.3%
Feng Yuan Shen	100,000	0.5%	50,000.3%
Gao Hui Lin	100,000	0.5%	50,000.3%
Xin Hua Yu	100,000	0.5%	50,000.3%
Feng Lian Xu	100,000	0.5%	50,000.3%
Yi Qing Zhan	100,000	0.5%	50,000.3%
Xin Feng Lin	100,000	0.5%	50,000.3%
Xiang Ping Zhong	100,000	0.5%	50,000.3%
Nian Rung Jiang	100,000	0.5%	50,000.3%
Jie ying Jiang	100,000	0.5%	50,000.3%
Shin Yi Shen	550,000	2.9%	275,000	1.4%
Hsin Yi Shen	100,000	0.5%	50,000.3%
Karl Osygus	1,000,000	5.2%	500,000	2.6%
Total	8,200,000		4,100,000

To our knowledge, except for Hui Chuan Lin, who is the sole owner of our controlling stockholder Hemisphere West Co. Ltd., none of the selling shareholders or their beneficial owners:

- has had a material relationship with us other than as a shareholder at any time within the past three years; or

- has ever been one of our officers or Directors or an officer or Director of our predecessors or affiliates

- are broker-dealers or affiliated with broker-dealers.

Item 8. PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. The fixed price of $0.01 has been determined based upon the original purchase price paid by the selling shareholders of $0.01. Although our common stock is not listed on a public exchange, we will attempt to engage a market maker to apply to list our common stock on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holders must be made at the fixed price of $0.01 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, after a market has developed, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $22,571.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Currently we have 19,200,000 shares issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

 We have no preferred shares authorized.

Cash dividends

 As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Item 10. Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by De Joya Griffith & Company, LLC, an independent registered public accounting firm by to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11. Information with Respect to the Registrant

DESCRIPTION OF BUSINESS

General

We were incorporated in the State of Nevada on April 28, 2010.

We intend to conduct exploration activities on the Crawford Creek Property located in British Columbia, Canada.

We maintain our statutory registered agent's office at Aspen Asset Management Services, LLC Inc. at 6623 Las Vegas Blvd S, Suite 255, Las Vegas, Nevada 89119. Our business office is located at 10300 W. Charleston #13-56 Las Vegas, NV 89135. Our telephone number is (702) 425-2873.

We are an exploration stage company. We are engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We have an option to acquire from our controlling shareholder a 100% interest in a group of mining claims collectively known as the Crawford Creek Property. Our controlling shareholder, in turn, has an option to acquire these mining claims from a corporation controlled by the claim owners of record.  We have not yet commenced exploration. Although minerals were previously mined on the property, there is no assurance that further commercially viable mineral deposits exist on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Economic feasibility refers to a formal evaluation completed by an engineer or geologist which confirms that the property can be successfully operated as a mine. Legal feasibility refers to the completion of a survey of the mineral claims comprising the Crawford Creek Property in order to ensure that the mineralization that we intend to exploit is within the claims boundaries.

Our plan of operation is to conduct exploration work on the Crawford Creek Property in order to ascertain whether it possesses additional economic quantities of dolomite and limestone. There can be no assurance that economic mineral deposits or reserves, exist on the Crawford Creek Property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Dolomite is used as an ornamental stone, a concrete aggregate, a source of   magnesium oxide and in the Pidgeon process for the production of magnesium. Where calcite limestone is uncommon or too costly, dolomite is sometimes used in its place as a flux for the smelting of iron and steel. Large quantities of processed dolomite are used in the production of float glass.  In horticulture, dolomite and dolomitic limestone are added to soils and soilless potting mixes to lower their acidity and as a magnesium source. Home and container gardening are common examples of this use.

There are many uses for limestone, including:

•	It is the raw material for the manufacture of quicklime (calcium oxide), slaked lime (calcium hydroxide), cement and mortar.
•	Pulverized limestone is used as a soil conditioner to neutralize acidic soils.
•	It is crushed for use as aggregate—the solid base for many roads.
•	As a reagent in flue gas desulfurization, it reacts with sulfur dioxide for air pollution control.
•	Glass making, in some circumstances, uses limestone.
•	It is added to toothpaste, paper, plastics, paint, tiles, and other materials as both white pigment and a cheap filler.
•	It can suppress methane explosions in underground coal mines.
•	Purified, it is added to bread and cereals as a source of calcium.
•	Calcium levels in livestock feed are supplemented with it, such as for poultry (when ground up)
•	It can be used for remineralizing and increasing the alkalinity of purified water to prevent pipe corrosion and to restore essential nutrient levels.
•	Used in blast furnaces, limestone extracts iron from its ore.

It is often found in medicines and cosmetics.

The market value of dolomite and limestone varies from a low of $4.00 to $6.00 per 10 kilogram bag of decorative stone sold at retail, to a high of $1,800 per metric ton of high quality stone used in paint and toothpaste.  The Company has not yet assessed the quality of the dolomite and limestone found at the Crawford Creek Property from the standpoint of possible or likely sale price.

Even if we complete our proposed exploration programs on the Crawford Creek Property and they are successful in identifying a mineral deposit, we may have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. Once we complete each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our Directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Crawford Creek Property

On August 9, 2010, we entered into an agreement with Hemisphere West Co. Ltd., of Keeleung, Taiwan whereby they agreed to grant us an option to acquire a 100% undivided  right, title and interest in a group of  mineral claims, known as the Crawford Bay Property, located in the Slocan Mining District of British Columbia, Canada.

The Crawford Creek Property consists of one mineral claim comprised of one claim block with an area of approx. 460 acres (208.93 hectares) and is located in southwestern British Columbia, Canada, 80 kilometers north of Creston, British Columbia in the Slocan Mining Division. Particulars are as follows:

Claim Name	Tenure No.	Expiry Date
Crawford Creek	503940	October 1, 2011

  Hemisphere West Co. Ltd. does not itself own the Crawford Creek Property.  It has the right to acquire the property under an Option Agreement dated June 8, 2010 with 0750082 BC LTD.  This option agreement has substantially similar terms as the option agreement between the Company and Hemisphere West Co. Ltd.  0750082 BC LTD is controlled by Horst Klassen and Craig William Watters, who hold record ownership of the mining claim as Canadian registered free miners.  Under the British Columbia Mineral Tenure Act, mining claims may only be transferred to “Free Miners,” who must be Canadian citizens.   In the event that the Company decides to exercise its option to acquire the Crawford Creek Property, it will also need to form a Canadian subsidiary and have that subsidiary obtain a free miner’s certificate.  The current cost of a corporate free miner’s certificate is $510.

Pursuant to the British Columbia Mineral Tenure Act, the claim must be renewed on an annual basis, which requires a filing with British Columbia Mineral Title Online and the performance of assessment work (or payment in lieu thereof) for lode claims of $4.08 per hectare in the first three anniversary years and $8.16 per hectare thereafter and $10.20 per hectare for placer claims.  This amounts to approximately $1,700 per year for the Crawford Creek Property.  In the event that payment is made in lieu of the performance of assessment work, a submission fee of $0.41 per hectare is also due.  If the annual renewal submission and payment is not made by midnight on the expiry date, the claim is forfeited and we would lose our rights to explore and develop the Crawford Creek Property.  Following forfeiture, the claim may be located by another Free Miner on or after 10am the following morning.  Pursuant to the terms of the Option Agreement, the Company is required to perform the assessment work or make the payment in lieu of assessment work.  The Company made the payment to 0750082 BC LTD that was due in August, 2010, which in turn paid the British Columbia government.

The Terms of the Company’s Option to acquire the Crawford Creek Property from Hemisphere are:

(a)
by August 31, 2010 pay Hemisphere 10 Million Shares of Suja Minerals Corp and Hemisphere or Operator $8,400 as specified in Schedule C.  These 10,000,000 shares were actually issued on October 13, 2010.  While this was after the contractually required date, Hemisphere accepted the shares and did not terminate the Option Agreement; the terms of the Option Agreement were modified to permit the Company to deliver a promissory note in payment of the $8,400, which note bears interest at 5% per annum and is due and payable on August 9, 2011.This modification was approved by Hemisphere and by 0750082 BC LTD, which is controlled by the claim owners of record.

(b)	by August 31, 2011 pay Hemisphere or Operator $76,800 as specified in Schedule C;

(c)	by August 31, 2012 pay Hemisphere an additional $50,000 and for the next 4 years pay $50,000 in each of the four successive years to Hemisphere; and

(d)
$250,000 shall be paid to the Owner each year following the five year period until such time as the project is abandoned or put into production at which time the payments will cease and the Royalty per Ton will take its place.

In order to maintain its option to purchase the Claim under the Option Agreement, the Company must make all payments set forth in paragraphs (a) through (d) above in a timely manner.  While Hemisphere may accept stock in lieu of cash payment, Hemisphere has no obligation to do so.  If payment is not made within a 30 day contractual cure period, Hemisphere may terminate the Option Agreement and no refund will be due to the Company for any amounts previously paid for the property.

Hemisphere royalty interest.

If Suja exercises the Option, Hemisphere shall be entitled to receive and Suja shall pay to Hemisphere a royalty of $3.07 /ton adjusted yearly by the Canadian Cost of Living Index payable from the property in accordance with the provisions of Schedule “B” attached to the Agreement.

Location, Access, Utilities and Infrastructure

The Crawford Creek Property is located southwestern British Columbia, Canada, 80 kilometers north of Creston, British Columbia and Highway 3A in the Slocan Mining Division. The property itself is 600 meters south of Crawford Creek and 2.4 kilometers northeast of the Crawford Bay Post Office. Access is via secondary road from Crawford Bay, British Columbia which is 80 kilometers north of Creston, British Columbia.   Electric and water service is presently available in Crawford Bay and nearby subdivisions.  However, these utilities are not presently available to the Company’s property line.  The Company’s initial need for power will be met by diesel generator and water will be hauled by truck from Crawford Bay.   Depending on the cost to interconnect with the water company, the Company may decide to attempt to drill its own wells on the property.

Map of Crawford Bay, Canada | MapQuest

Williams Lake
Red Deer
Banff
Calgary
Port Hardy
Kamloops
Crawford Creek Property
Medicine Hat
Campbell River
Vancouver
Victoria
Spokane
Olympia
Helena
mapquest
200 km
120 mi

MAP – Crawford Creek Property
Slocan Mining District
Crawford Bay
British Columbia, Canada
Scale: 1:11,039
From BC Mineral Titles Online

N

History

The British Columbia Ministry of Energy, Mines and Petroleum Resources issued a report covering the Property on July 24, 1985 (edited Oct. 2, 1989) which says in part:

“Dolomite is mined underground by International Marble and Stone Company (Imasco) 6oo meters south of Crawford Creek, 2.4 kilometers northeast of the Crawford Bay Post Office.

The Crawford Creek Dolomite mine is situated in a band of limestone and dolomite of the Lower Cambrian Badshot Formation which extends north-northeast from the head of Crawford Bay for at least 12 kilometers. The bed outcrops along the east flank of the Preacher Creek antiform, a tight, overturned, eastward closing fold cored by overlying gneiss, schist and amphibolite of the Lower Cambrian and younger Lardeau Group. Underlying quartzite and schist of the Hadrynian-Lower Cambian Hamill Group outcrops along the flanks of the fold. At the mine site a foliation that possibly represents bedding strikes 010 degrees and dips 26 degrees west. Elsewhere the dip is much steeper.

The deposit is comprised of white, medium –grained dolomite containing scattered crystals of various metamorphic minerals, especially tremolite. The dolomite develops a brown staining on weathered surfaces. Numerous randomly oriented fractures occur with spacings of 10 to 15 centimeters. A sample of randomly collected chips from the quarry analyzed 30.26 per cent CaO, 20.17 percent MgO, 2.14 per cent insoluble. 0.77 per cent R203, 0.021 per cent MnO, 0.012 per cent P205, 0.01 per cent sulphur and 46.37 percent Ignition loss (Minister of Mines Annual Report 1964, page 184).

Imasco initially quarried dolomite on the south side of Crawford Creek, 600 meters north of the current mine site during 1962 and 1963. In 1964 quarrying began at the current site. Underground mining began in 1969 in order to produce a cleaner product. Between 1962 and 1968 some 734,500 tonnes of dolomite have been mined. The dolomite is trucked to the company’s plant in Sirdar where it is crushed and screened for a variety of products, mostly agricultural soil conditioner, as a component in stucco and roofing materials, and as white ornamental aggregate rock.”

Regional Geology

The Crawford Creek Dolomite mine is situated in a band of limestone and dolomite of the Lower Cambrian Badshot Formation which extends north-northeast from the head of Crawford Bay for at least 12 kilometers. The bed outcrops along the east flank of the Preacher Creek antiform, a tight, overturned, eastward closing fold cored by overlying gneiss, schist and amphibolite of the Lower Cambrian and younger Lardeau Group. Underlying quartzite and schist of the Hadrynian-Lower Cambian Hamill Group outcrops along the flanks of the fold. At the mine site a foliation that possibly represents bedding strikes 010 degrees and dips 26 degrees west. Elsewhere the dip is much steeper.

Property Geology

The deposit occurs along the east flank of the Preacher Creek antiform-a tight, closing fold. Geologists surmise that the deposit also occurs on the other side of this fold due to deformation over geologic time. Although this has not been physically studied on the property, this concept is widely accepted by the geology community.

At the mine’s location, another foliation exists; geologists who surveyed the site believe this deposition is potentially representative of bedding. This fold strikes 10 degrees and dips 26 degrees west, though this dip is steeper elsewhere.

Samples taken also indicate high levels (approximately 30%) of calcium oxide (CaO), or quicklime. Because it is an unstable substance, quicklime reacts with carbon dioxide in the air and eventually forms limestone, hence its presence in the property.

Property Mineralization

The deposit is comprised of white, medium–grained dolomite containing scattered crystals of various metamorphic minerals, especially tremolite. The dolomite develops a brown staining on weathered surfaces. Numerous randomly oriented fractures occur with spacings of 10 to 15 centimeters. A sample of randomly collected chips from the quarry analyzed 30.26 per cent CaO, 20.17 percent MgO, 2.14 per cent insoluble. 0.77 per cent R203, 0.021 per cent MnO, 0.012 per cent P205, 0.01 per cent sulphur and 46.37 percent Ignition loss (Minister of Mines Annual Report 1964, page 184).

Supplies

Supplies and manpower are readily available for exploration of the property.

Other

Other than our interest in the Crawford Creek Property, we own no business or other property.

Recommended Exploration Program

Our Director, Mr. Joseph Calpito Sr., who is an experienced mining engineer and exploration geologist, recommends an initial results-based two-phase exploration program. The total estimated cost of the recommended exploration program is $86,904.

The exploration program proposed by Mr. Calpito is designed to determine whether additional mineralization exists to the extent that further exploration is recommended to outline any such mineralized zones. It is uncertain at this time the precise quantity of minerals in the property that would justify re-opening actual mining operations. If we decide to abandon our mineral claim at any stage of our exploration program, we intend to acquire other properties and conduct similar exploration programs. The other properties may be located in the same mining district or we may in the future explore properties located in other jurisdictions, which may include other provinces in Canada, or in the United States. Currently, the Company does not have any other properties or any intentions of acquiring any other properties.

Phase I would consist of trenching and sampling of rock and soil from the property for metal analysis, following a prominent ridge through immature and scrub trees in a recently logged–off area, exposing outcrops of dolomite. Trenching involves removing surface soil using a 12-15 ton excavator. Samples are then taken from the bedrock below and analyzed for mineral content. Soil sampling involves gathering dirt from property areas with the most potential to host economically significant mineralization based on past results. Samples are gathered that appear to contain dolomite or limestone.  All samples gathered are sent to a laboratory where they are crushed and analysed for mineral content. It is estimated that cost to complete Phase I would be $8,568.

Phase II (considering results of Phase I) would involve the use of a 12-15 ton excavator to make drill sites at four locations along Phase 1s exploration line. Four 500 ft. diamond drill holes would be drilled from west to east and dipping at 30%. Reclamation of the drill sites would be accomplished with the excavator. The cores would be split and assayed. Phase II is estimated to cost $78,336.

Proposed Budget

Approximate costs for the recommended two phase program are as follows.  Amounts payable in Canadian Dollars have been translated to United States Dollars at an exchange rate of USD$1.02 = CAD$1.00:

Phase One:

Trenching and sampling over known mineralized zones	$8,568.00

Phase Two:

Diamond Drilling	$78,336.00

Total Estimated Cost	$86,904.00

Compliance with Government Regulation

The laws of British Columbia govern work on the claim. Title to mineral claims are issued and administered by the Land Title Office and any work on the property must comply with all provisions under the Mineral Tenure Act (British Columbia). A mineral claim acquires the right to the minerals, which were available at the time of location and as defined in the Mineral Tenure Act (British Columbia). There are no surface rights included, but the title holder has the right to use the surface of the claim for mining purposes only. All work carried out on a claim that disturbs the surface by mechanical means requires a Notice of Work and must receive written approval from the District Inspector of Mines prior to commencement.

Competitive Factors

The mining industry is fragmented, that is there are many, many mineral prospectors and producers, small and large. We do not compete with anyone. That is because there is no competition for the exploration or removal of minerals from the property. We will either find dolomite on the property or not. If we do not, we will cease or suspend operations. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the mining market.

Location Challenges

We do not expect any major challenges in accessing the property during the initial exploration stages.

Regulations

Our mineral exploration program will comply with the British Columbia Mineral Tenure Act. This act sets forth rules for:

*	locating claims
*	posting claims
*	working claims
*	reporting work performed

We also have to comply with the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

In order to explore for minerals on our mineral claim we must submit the plan contained in this prospectus for review. We believe that the plan as contained in this prospectus will be accepted and an exploration permit will be issued to our agent or us. The exploration permit is the only permit or license we will need to explore for precious and base minerals on the mineral claim.

We will be required to obtain additional work permits from the British Columbia Ministry of Energy and Mines for any exploration work that result in a physical disturbance to the land. Accordingly, we may be required to obtain a work permit depending on the complexity and affect on the environment if we proceed beyond the exploration work contemplated by our proposed exploration programs. The time required to obtain a work permit is approximately four weeks. We will incur the expense of our consultants to prepare the required submissions to the Ministry of Energy and Mines. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

We have budgeted for regulatory compliance costs in the proposed exploration program. As mentioned above, we will have to sustain the cost of reclamation and environmental remediation for all exploration and other work undertaken. The amount of reclamation and environmental remediation costs are not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any mineral resource at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potential mineral deposit is discovered.

If we enter into substantial exploration, the cost of complying with permit and regulatory environment laws will be greater than in Phases 1or 2 because the impact on the project area is greater. Permits and regulations will control all aspects of any program if the project continues to that stage because of the potential impact on the environment. We may be required to conduct an environmental review process under the British Columbia Environmental Assessment Act if we determine to proceed with a substantial project. An environmental review is not required under the Environmental Assessment Act to proceed with the recommended Phase 1 or 2 exploration programs on our Crawford Creek Property.

Environmental Factors

We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended three phases described above. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Employees; Identification of Certain Significant Employees

We are an exploration stage company and we intend to use the services of contractors and consultants for exploration work on our property. At present, we have no paid employees.

DESCRIPTION OF PROPERTY

Our offices are currently located at 10300 W. Charleston #13-56, Las Vegas, NV 89135. Our telephone number is (702) 425-2873.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated or threatened.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 35 shareholders of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least 180 days is entitled to sell his or her shares.  However, Rule 144 is not available to shareholders for at least one year subsequent to an issuer that previously met the definition of Rule 144(i)(1)(i) (a “Shell Corporation”) having publicly filed, on Form 8-K, the information required by Form 10.

The Company is presently a “shell company” so Rule 144 is not available to its shareholders.  In addition, as of the date of this prospectus, no selling shareholder has held their shares for more than 180 days and it has not been at least one year since the company filed the Form 10 Information on Form 8-K as contemplated by Rule 144(i)(2) and (3).  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov .

FINANCIAL STATEMENTS

     Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by a firm of Pubic Accountants.

 Our audited financial statements from inception (April 28, 2010) to October 31, 2010, immediately follow, which consist of the following:

SUJA MINERALS, CORP.
(AN EXPLORATION STAGE COMPANY)

CONTENTS

PAGE	F-1	BALANCE SHEETS AS OF JANUARY 31, 2011 (UNAUDITED) AND OCTOBER 31, 2010 (AUDITED)

PAGE	F-2	STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED JANUARY 31, 2011 AND For THE PERIOD FROM INCEPTION (APRIL 28, 2010) TO JANUARY 31, 2011

PAGE	F-3	STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED JANUARY 31, 2011 AND FOR THE PERIOD FROM INCEPTION (APRIL 28, 2010) TO JANUARY 31, 2011

PAGE	F-4 to F-6	NOTES TO FINANCIAL STATEMENTS

PAGE	F-7	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-8	BALANCE SHEET AS OF OCTOBER 31, 2010

PAGE	F-9	STATEMENTS OF OPERATIONS FOR THE YEAR ENDED OCTOBER 31, 2010, FOR THE PERIOD FROM INCEPTION (APRIL 28, 2010) TO OCTOBER 31, 2010 .

PAGE	F-10	STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM INCEPTION (APRIL 28, 2010) TO OCTOBER 31, 2010.

PAGE	F-11	STATEMENT OF CASH FLOWS FOR THE YEAR ENDED OCTOBER 31, 2010 and FOR THE PERIOD FROM INCEPTION (APRIL 28, 2010) TO OCTOBER 31, 2010.

PAGES	F-12 to F-16	NOTES TO FINANCIAL STATEMENTS

SUJA MINERALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET

	January 31,	October 31,
	2011	2010
ASSETS	(unaudited)	(audited)

Current assets:
Cash	$-	$11,535
Prepaid expenses	-	1,075
Total current assets	-	12,610

Other assets:
Property option	108,400	108,400
Total other assets	108,400	108,400

Total assets	$108,400	$121,010

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Bank overdraft	$356	$-
Accrued interest payable	138	28
Notes payable	6,645	6,645
Total current liabilities	7,139	6,673

Total liabilities	7,139	6,673

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares
authorized, 19,200,000 shares issued and outstanding	19,200	19,200
Additional paid-in capital	172,800	172,800
Common stock payable	2,500	2,500
Subscriptions receivable	-	(10,000)
Deficit accumulated during exploration stage	(93,239)	(70,163)
Total stockholders' equity	101,261	114,337

Total liabilities and stockholders' equity	$108,400	$121,010

See Accompanying Notes to Financial Statements.

SUJA MINERALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS

		Inception
	For the	(April 28, 2010)
	three months ended	to
	January 31,	January 31,
	2011	2011
	(unaudited)	(unaudited)

Revenue	$-	$-

Operating expenses:
General and administrative	165	292
General and administrative - related party	-	10,112
Professional fees	22,800	82,800
Foreign currency transaction gain	-	(104)
Total operating expenses	22,965	93,100

Loss from operations	(22,965)	(93,204)

Other income (expense):
Interest expense	(111)	(139)
Total other income (expense)	(111)	(139)

Net loss	$(23,076)	$(93,239)

Net loss per share - basic	$(0.00)

Weighted average number of common shares
outstanding - basic	19,200,000

See Accompanying Notes to Financial Statements.

SUJA MINERALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS
		Inception
	For the	(April 28, 2010)
	three months ended	to
	January 31,	January 31,
	2011	2011
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(23,076)	$(93,239)
Adjustments to reconcile net loss
to net cash used in operating activities:
Shares issued for services	-	10,000
Changes in operating assets and liabilities:
Decrease in prepaid expenses	1,075	-
Increase in accrued interest payable	110	138

Net cash used in operating activities	(21,891)	(83,101)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property option	-	(1,755)

Net cash used in investing activities	-	(1,755)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in bank overdraft	356	356
Proceeds from sale of common stock, net of offering costs	10,000	84,500

Net cash provided by financing activities	10,356	84,856

NET CHANGE IN CASH	(11,535)	-

CASH AT BEGINNING OF YEAR	11,535	-

CASH AT END OF YEAR	$-	$-

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash activities:
Shares issued for property option	$-	$100,000
Note payable issued for purchase of property option,
net of payments of $1,755	$-	$6,645

See Accompanying Notes to Financial Statements.

SUJA MINERALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the period ended January 31, 2011 and notes thereto included in the Company’s S-1 registration statement and all amendments. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim period are not indicative of annual results.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Fair value of financial instruments
The estimated fair values of financial instruments were determined by management using available market information and appropriate valuation methodologies.  The carrying amounts of financial instruments including cash approximate their fair value because of their short maturities.

Recent pronouncements
The Company has evaluated all the recent accounting pronouncements through ASU No. 2011-01 and believes that none of them will have a material effect on the Company’s financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (April 28, 2010) through the period ended January 31, 2011 of ($93,239). In addition, the Company’s development activities since inception have been financially sustained through equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – PROPERTY OPTION

On August 9, 2010, the Company executed an option to acquire a 100% undivided interest on mineral claims in Canada.  As part of the agreement, the Company agreed to issue 10,000,000 shares of common stock valued at $.01 per share and issued a promissory note for $8,400 which is due by August 9, 2011.  The second option payment of $76,800 is due by August 31, 2011.  The Company agreed to payments of $50,000 due by August 31, 2012 and payments of $50,000 for the next four years.  The Company must pay $250,000 per year for the following five year periods until such time as the project is abandoned or put into production.  The options will be deemed exercised upon satisfaction of all the above stated terms; at which point the Company will have acquired 100% interest in the property.  Once it is put into production, the payments of $250,000 per year will cease and the Company will pay $3 per cdn/ton adjusted annual by the Canadian Cost of Living Index.

As of October 31, 2010, the Company issued 10,000,000 shares of common stock and has paid a total of $1,755 as part of the agreement.

As of January 31, 2011, the Company has an outstanding principal amount of $6,645 in notes payable related to the agreement.

NOTE 4 – NOTES PAYABLE

On August 9, 2010, the Company executed a promissory note for $8,400.  The loan is due on August 9, 2011 and bears interest at 5% per annum.  The Company paid a total of $1,755 in principal payments and the accrued interest on the loan commenced on August 9, 2010.  During the three months ended January 31, 2011, the interest expense totaled $111.  As of January 31, 2011, the Company had accrued interest of $138.

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.

Common Stock

On April 28, 2010, the Company issued an officer and director of the Company 1,000,000 shares of its $0.001 par value common stock at a price of $0.01 per share for services of $10,000.

On October 13, 2010, the Company issued 7,200,000 shares of its common stock for cash of $74,500.  At October 31, 2010, the Company had 250,000 shares unissued valued at $2,500 in common stock payable.  During March 2011, the Company issued the remaining 250,000 shares and reduced the entire balance of common stock payable.

On October 13, 2010, the Company issued 1,000,000 shares of its common stock for subscriptions receivable of $10,000.  The Company has received $10,000 from the investor in November 2010.

On October 13, 2010, the Company issued 10,000,000 shares of its common stock for property option of valued at $100,000 based on the fair value of the common stock.

On November 30, 2010, the Company received $10,000 from an investor and reduced the entire balance of subscriptions receivable balance for shares issued during October 2010.

During the three months ended January 31, 2011, there have been no other issuances of common stock.

NOTE 6 – WARRANTS AND OPTIONS

As of January 31, 2011, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 7 – RELATED PARTY TRANSACTIONS

On April 28, 2010, the Company issued an officer and director of the Company 1,000,000 shares of its $0.001 par value common stock at a price of $0.01 per share for services of $10,000.

NOTE 8 – SUBSEQUENT EVENTS

On February 14, 2011, the Company executed a promissory note with Matt Reams, an officer, director and shareholder of the Company, for a total of $430.  The unsecured loan is due upon demand and bears interest at 8% per annum.

On March 11, 2011, the Company issued the remaining 250,000 unissued shares and reduced the entire balance of common stock payable.

During March 2011, the Company had a verbal agreement for a loan with a shareholder of the Company, for a total of $4,000.  The unsecured loan is due upon demand and bears interest at 8% per annum.

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Suja Minerals Corporation
Las Vegas, Nevada

We have audited the accompanying balance sheet of Suja Minerals Corporation (An Exploration Stage Company) as of October 31, 2010 and the related statements of operations, stockholders’ equity and cash flows from inception (April 28, 2010) through October 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Suja Minerals Corporation (An Exploration Stage Company) as of October 31, 2010 and the results of its operations and cash flows from inception (April 28, 2010) through October 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and the Company has not generated any revenue since inception, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC
/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
December 13, 2010

SUJA MINERALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET

October 31,
2010
ASSETS

Current assets:
Cash	$11,535
Prepaid expenses	1,075
Total current assets	12,610

Other assets:
Property option	108,400
Total other assets	108,400

Total assets	$121,010

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accrued interest payable	$28
Note payable	6,645
Total current liabilities	6,673

Total liabilities	6,673

Stockholders' equity:
Common stock, $0.001 par value, 75,000,000 shares
authorized, 19,200,000 shares issued and outstanding	19,200
Additional paid-in capital	172,800
Common stock payable	2,500
Subscriptions receivable	(10,000)
Deficit accumulated during exploration stage	(70,163)
Total stockholders' equity	114,337

Total liabilities and stockholders' equity	$121,010

See Accompanying Notes to Financial Statements.

SUJA MINERALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS

Inception
(April 28, 2010)
to
October 31,
2010

Revenue	$-

Operating expenses:
General and administrative	127
General and administrative - related party	10,112
Professional fees	60,000
Total operating expenses	70,239

Loss from operations	(70,239)

Other income (expense):
Foreign currency transaction gain	104
Interest expense	(28)
Total other income (expense)	76

Net loss	$(70,163)

Net loss per share – basic	$(0.02)

Weighted average number of common shares outstanding - basic	2,849,198

See Accompanying Notes to Financial Statements.

SUJA MINERALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY

						Deficit
						Accumulated
			Additional	Common		During	Total
	Common Shares		Paid-In	Stock	Subscriptions	Exploration	Stockholders'
	Shares	Amount	Capital	Payable	Receivable	Stage	Equity
April 28, 2010
Issuance of common stock for services	1,000,000	$1,000	$9,000	$-	$-	$-	$10,000

October 13, 2010
Issuance of common stock for cash	7,200,000	7,200	64,800	2,500	-	-	74,500

October 13, 2010
Issuance of common stock for subscriptions receivable	1,000,000	1,000	9,000	-	(10,000)	-	-

October 13, 2010
Issuance of common stock for property option	10,000,000	10,000	90,000	-	-	-	100,000

Net loss	-	-	-	-	-	(70,163)	(70,163)

Balance, October 31, 2010	19,200,000	$19,200	$172,800	$2,500	$(10,000)	$(70,163)	$114,337

See Accompanying Notes to Financial Statements.

SUJA MINERALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS

Inception
(April 28, 2010)
to
October 31,
2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(70,163)
Adjustments to reconcile net loss
to net cash used in operating activities:
Shares issued for services	10,000
Changes in operating assets and liabilities:
(Increase) in prepaid expenses	(1,075)
Increase in accrued interest payable	28

Net cash used in operating activities	(61,210)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property option	(1,755)

Net cash used in investing activities	(1,755)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock, net of offering costs	74,500

Net cash provided by financing activities	74,500

NET CHANGE IN CASH	11,535

CASH AT BEGINNING OF YEAR	-

CASH AT END OF YEAR	$11,535

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

Non-cash activities:
Shares issued for property option	$100,000
Note payable issued for purchase of property option,
net of payments of $1,755	$6,645

See Accompanying Notes to Financial Statements.

SUJA MINERALS CORPORATION
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on April 28, 2010 (Date of Inception) under the laws of the State of Nevada, as Suja Minerals Corporation.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered an exploration stage company.

Year end
The Company’s year end is October 31.

Nature of operations
The Company plans to conduct mineral exploration on the mining claims in Canada.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Advertising Costs
Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period of Inception (April 28, 2010) to October 31, 2010.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Revenue recognition
The Company will recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of October 31, 2010, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material affect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of October 31, 2010, no income tax expense has been incurred.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements

Below is a listing of the most recent accounting standards and their effect on the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-14 (ASU 2010-14), Accounting for Extractive Activities – Oil & Gas - Amendments to Paragraph 932-10-S99-1 (SEC Update).  The Amendments are designed to modernize and update the oil and gas disclosure requirements to align them with current practices and changes in technology. The Company does not expect the provisions of ASU 2010-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-09 (ASU 2010-09), Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements.  This amendment addresses both the interaction of the requirements of this Topic with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4).  All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.  The Company does not expect the provisions of ASU 2010-09 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.  This amendment to Topic 820 has improved disclosures about fair value measurements on the basis of input received from the users of financial statements.  This is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements.  Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2010-06 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 2 – GOING CONCERN
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (April 28, 2010) through the period ended October 31, 2010 of ($70,163). In addition, the Company’s development activities since inception have been financially sustained through equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – PROPERTY OPTION

On August 9, 2010, the Company executed an option to acquire a 100% undivided interest on mineral claims in Canada.  As part of the agreement, the Company agreed to issue 10,000,000 shares of common stock valued at $.01 per share and issued a promissory note for $8,400 which is due by August 31, 2010.   The second payment of $76,800 is due by August 31, 2011.  The Company agreed to payments of $50,000 due by August 31, 2012 and payments of $50,000 for the next four years.  The Company must pay $250,000 per year for the following five year periods until such time as the project is abandoned or put into production.  The options will be deemed exercised upon satisfaction of all the above stated terms; at which point the Company will have acquired 100% interest in the property.  Once it is put into production, the payments of $250,000 per year will cease and the Company will pay $3 per ton adjusted annual by the Canadian Cost of Living Index.

As of October 31, 2010, the Company issued 10,000,000 shares of common stock and has paid a total of $1,755 as part of the agreement.  The Company has an outstanding principal amount of $6,645 in notes payable related to the agreement.

NOTE 4 – NOTE PAYABLE

On August 9, 2010, the Company executed a promissory note for $8,400.  The loan is due on August 9, 2011 and bears interest at 5% per annum.  The Company paid a total of $1,755 in principal payments and the accrued interest on the loan commenced on September 1, 2010.  During the period of Inception (April 28, 2010) to October 31, 2010, the interest expense totaled $28.

NOTE 5 – INCOME TAXES

At October 31, 2010, the Company had a federal operating loss carry forward of $70,163, which begins to expire in 2030. The Company has not yet filed its income tax returns; therefore the Company could be at risk of not benefiting from that net operating loss carry forward.

The provision for income taxes consisted of the following components for the period Inception (April 28, 2010) to October 31, 2010:

2010
Current:
Federal	$-
State	-
Deferred	-
$-

Components of net deferred tax assets, including a valuation allowance, are as follows at October 31, 2010:

2010
Deferred tax assets:
Net operating loss carry forward	$21,057
Total deferred tax assets	21,057
Less: Valuation allowance	(21,057)
Net deferred tax assets	$-

NOTE 5 – INCOME TAXES (CONTINUED)

The valuation allowance for deferred tax assets as of October 31, 2010 was $21,057, which will begin to expire 2030.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of October 31, 2010 and maintained a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at October 31, 2010:

2010
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 6 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.

Common Stock

On April 28, 2010, the Company issued an officer and director of the Company 1,000,000 shares of its $0.001 par value common stock at a price of $0.01 per share for services of $10,000.

On October 13, 2010, the Company issued 7,200,000 shares of its common stock for cash of $74,500.  The Company has 250,000 shares unissued valued at $2,500 in common stock payable.

On October 13, 2010, the Company issued 1,000,000 shares of its common stock for subscriptions receivable of $10,000.  The Company received $10,000 from the investor in November 2010.

On October 13, 2010, the Company issued 10,000,000 shares of its common stock for a property option valued at $100,000 based on the fair value of the common stock.

During the period from Inception (April 28, 2010) to October 31, 2010, there have been no other issuances of common stock.

NOTE 7 – WARRANTS AND OPTIONS

As of October 31, 2010, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 8 – RELATED PARTY TRANSACTIONS

On April 28, 2010, the Company issued an officer and director of the Company 1,000,000 shares of its $0.001 par value common stock at a price of $0.01 per share for services of $10,000.

NOTE 9 – SUBSEQUENT EVENTS

In November 2010, the Company received $10,000 from an investor and reduced the subscriptions receivable balance for shares issued during October 2010.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.  Amounts payable in Canadian Dollars have been converted into United States Dollars at the exchange rate of USD$1.02 for CAD$1.00.

Plan of Operation

We are an exploration stage company. We have not yet started operations or generated or realized any revenues from our business operations.

12 month Plan

Our plan of operation for the next 12 months will be to complete the recommended  two Phases of the exploration work program on the Crawford Creek mineral property consisting of 1, prospecting, trenching and sampling and , 2, diamond drilling. We anticipate that the total cost of these exploration programs will be approximately $86,904.

We plan  to commence Phase 1 of the recommended exploration program on the Crawford Creek in 2nd quarter of 2011. This initial exploration program consists of prospecting, trenching and soil sampling. This initial Phase 1 program is anticipated to be completed in approximately two months at a cost of approximately $8,568.

We will then review results and information from the completed phase 1 of the exploration work program on the Crawford Creek and, based on positive results and recommendations, we plan to commence Phase two of the recommended exploration program consisting of diamond drilling. The drilling program is anticipated to be completed approximately 10 months following completion of phase 1 at a cost of approximately $78,336.

After Phase II is completed, we will review findings from the diamond drilling program on the Crawford Creek property and will proceed with additional exploration work program that may be recommended by our professional Geologist or Engineer.  Management estimates that it would then take another $350,000 of drilling costs to outline sufficient tonnage to commence production from the property, although there is no assurance that $350,000 or any amount of drilling costs will prove up a mineral resource at Crawford Creek.

If an economic resource is established through drilling, there will be substantial additional costs to place the property in production, such as the costs of permitting, bonding, equipment and working capital, which costs cannot be estimated until such time as the Crawford Creek mineral resource, if any, has been explored and is better understood.

We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for the recommended two phases exploration program.

While we have enough funds to cover the phase one of the exploration program, we will require additional funding in order to cover administrative expenses and to proceed with the recommended phase two exploration program and any additional exploration programs that may be recommended as a result of findings of the initial two phases of the exploration work on the Crawford Creek property.

Specifically, over the next 12 months, the Company anticipates the following $215,275 of expenses:
Exploration plan	$86,904
Payment under Option Agreement	76,800
Repayment of Promissory Note	8,996
Expenses of Offering	22,570
General & Administrative	20,000
TOTAL	$215,270

Beyond the next 12 months there will be continuing expenses under the Option Agreement of $50,000 per year, increasing to$250,000 per year following the first five year period.  In addition, exploration and development costs will increase in coming years, and there will be continuing general and administrative costs, including costs of maintaining current reporting status under the Securities Exchange Act of 1934.

We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from Director loans. We do not have any arrangements in place for any future equity financing or loans.

There are no agreements for loans and contribution with any of the Directors and officers.

The Company has no current plans, proposals or arrangements, written or otherwise, to seek a business combination with another entity in the near future.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage Company and have not generated any revenues from activities. We cannot guarantee we will be successful in our business activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

Since inception through January 31, 2011, we have issued 19,200,000 shares of our common stock and received $84,500 in proceeds from these sales.

As of the date of this prospectus, we have yet to begin operations and therefore have not generated any revenues.

As of January 31, 2011, our total assets were $108,400 and our total liabilities were $7,139.

For the next 12 months, we have estimated cash needs of $215,270.  Beyond the next 12 months there will be continuing expenses under the Option Agreement of $50,000 per year, increasing to$250,000 per year following the first five year period.  In addition, exploration and development costs will increase in coming years, and there will be continuing general and administrative costs, including costs of maintaining current reporting status under the Securities Exchange Act of 1934.

Results of Operations from Inception (April 4, 2010) to January 31, 2011

We did not earn any revenues from our Incorporation on April 28, 2010 to January 31, 2011.  We have not yet commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on our mineral property.

We incurred operating expenses in the amount of $93,239 for the period from our inception on April 28, 2010 to January 31, 2011 These operating expenses were comprised of general and administrative fees.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

MANAGEMENT

Officers and Directors

The name, address, age and position of our present officers and Directors as of April 1, 2010 are set forth below:

Name and Address	Age	Position
Matt Reams 10300 W. Charleston Las Vegas, NV 89135	41	President, Secretary, Treasurer and Director
Joseph Capilto Sr. 16-A-1 City Camp Proper Banguio City, Philippines	62	Vice President, and Director

The persons named above have held offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

Background of officers and Directors

Since our inception on April 28, 2010, Matt Reams has been our President, Secretary, Treasurer and Director, Joseph Capilto Sr has been our vice President and Director.

Matt Reams, is the Company’s President, Secretary and Treasurer. As President, Mr. Reams is responsible for the day to day management of the Company and for the continued strategic evolution of its mineral exploration and development programs.  Mr. Reams is an experienced business manager and brings in excess of twenty years of senior management experience to Suja Minerals.

Since 1994, he has been President of Mr. Computer, a company involved in the business surrounding the computer industry, including the sale of computers, system design and set up as well as web design and internet marketing systems.

He will dedicate 10% of his professional time to the business of the company.

The specific experience, qualifications, attributes and skills that led to the conclusion that Mr. Reams should serve as a director for the Company were his general business background and management skills in the context of smaller and emerging companies such as the Company.

Mr. Joseph Calpito Sr., is our Vice President. He has over thirty years of experience in the mining industry. A qualified, mining engineer and geologist, he has held positions of Mine Superintendant, Senior Geologist, Project Geologist, Quarry Superintendant, Senior Exploration Geologist and Chief Mine Geologist on projects in many parts of the world.

Specifically, from October 2009 to present, he has been Exploration Manager for Mining Asia, Ltd., in Papua New Guinea;

October, 2006 to November 2008 was Senior Exploration Geologist for Sacre-Coeur Minerals, Ltd in British Guyana, South America;

January 2003 to October 2006 was Chief Mine Geologist and Executive Assistant to the Pres & Ceo at AlMagan Mining Exploration Corp., Baguio City, Philippines.

He will dedicate 10% or less of his professional time to the business of the company.

The specific experience, qualifications, attributes and skills that led to the conclusion that Mr. Calpito should serve as a director for the Company were his thirty years of international mining and mineral exploration experience..

During the past ten years, Mr. Reams, and Mr. Calpito have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities; associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term of Office

Our Directors will serve until their successors are elected and qualified. Our officers are elected by the board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of Directors has no nominating, auditing or compensation committees.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for the past fiscal year ending October 31, 2010 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

SUMMARY COMPENSATION TABLE
	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Matt Reams President, Secretary, and a Director	2010	None	None	$10,000*	None	None	None	None	$10,000
Joseph Calpito Vice President and a Director	2010	None	None	None	None	None	None	None	None

*Mr. Reams was awarded 1,000,000 shares of stock for services rendered to the Company.  The aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (column (e)) was $10,000.

We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and Directors other than as described herein.

Mr. Calpito is currently not compensated by the Company.  We anticipate compensation of Mr. Calpito at such point as the Company has achieved active operations and is actively exploring its Crawford Creek Property.  However, there is no present understanding or agreement as to what this compensation will be.  Mr. Calpito is incentivized to work on behalf of the Company by his view of the favorable prospects for the Company and its Crawford Creek Property and his expectation that he will be fairly compensated by the Company at such  time as it is in active operation.

Compensation of Directors

The members of our board of Directors are not compensated for their services as a Director. The board has not implemented a plan to award options to any Directors. There are no contractual arrangements with any member of the board of Directors. We have no Director's service contracts.

Long-Term Incentive Plan Awards

We do not have any long-term Incentive plans that provide compensation intended to serve as Incentive for performance.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information with respect to the beneficial ownership of our company's common stock with respect to each named Director and executive officer of our Company, each person known to our Company to be the beneficial owner of more than five percent (5%) of said securities, and all Directors and executive officers of our Company as a group:

Name and Address	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Matt Reams Las Vegas, NV President, Secretary and Director 10300 W Charleston Blvd, #13-56 Las Vegas, NV 89135	Common	1,000,000	5.21%
Joseph Calpito Sr. Banguio City, Philippines Vice President and Director 16-A-1 City Camp Proper Baguio City, Philippines	None	None	--
Hemisphere West Co. Ltd. No 19 Aelly 34, Lo-Li Shen Sty Keeleung City, Taiwan	Common	10,000,000	52.08%
Stewart Chen Grand Cayman, BWI	Common	1,400,000	7.29%
The Snowmass Trust Corporation 10300 W Charleston Blvd. #13-56 Las Vegas, NV 89135	Common	1,400,000	7.29%
Karl Osygus Blk 1, Lot 11 Russet Street Auburn Place Alabung Zapute Rd Las Pinas City, Manila, Philippines	Common	1,000,000	5.21%
All officers & Directors as a group consisting of two people	Common	1,000,000	5.21%

(1) The percentage of class is based on 19,200,000 shares of common stock outstanding as of December 1, 2010.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Henisphere West Co. Ltd.is considered to be a promoter of the Company .  Hemisphere is controlled by Hui Chuan Lin, a resident of Keelung City, Taiwan.  During the past ten years, Hui Chuan Lin has not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities; associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On April 28, 2010, the Company issued an officer and director of the Company 1,000,000 shares of its $0.001 par value common stock at a price of $0.01 per share for services of $10,000.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our Director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our Directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses Incurred or paid by our Director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

SUJA MINERALS, CORP.

4,100,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until July 7,  2011, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is: April 8, 2011

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$4.76
Transfer Agent Fee	$1,500.00
Listing & Filing Fees	$650.00
General and Administrative	$786.00
Accounting & Auditing fees	$12,129.00
Legal fees and expenses	7,500.00
Total	22,569.76

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Directors And Officers

Our Director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our Directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our Director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our Directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales Of Unregistered Securities.

On April 28, 2010, the Company issued an officer and director of the Company 1,000,000 shares of its $0.001 par value common stock at a price of $0.01 per share for services of $10,000.

On October 13, 2010, the Company issued 7,200,000 shares of its common stock for cash of $74,500.  At October 31, 2010, the Company had  250,000 shares unissued valued at $2,500 in common stock payable.  During March 2011, the Company issued the remaining 250,000 shares and reduced the entire balance of common stock payable.

On October 13, 2010, the Company issued 1,000,000 shares of its common stock for subscriptions receivable of $10,000.  The Company received $10,000 from the investor in November 2010.

On October 13, 2010, the Company issued 10,000,000 shares of its common stock for a property option valued at $100,000 based on the fair value of the common stock.

On November 30, 2010, the Company received $10,000 from an investor and reduced the entire balance of subscriptions receivable for shares issued during October 2010.

During the period from Inception (April 28, 2010) to January 31, 2010, there have been no other issuances of common stock.

Item 16. Exhibits and Financial Statement Schedules
EXHIBIT	DESCRIPTION
NUMBER
3.1	Articles of Incorporation
3.2	By-Laws
3.3	Charter
5.1	Opinion of Rosenfeld & Rinato*
10.1	Crawford Creek Property Mining Property Agreement
10.2	Crawford Creek Property Mining Property Agreement Extension
23.1	Consent of DeJoya Griffith & Company, LLC –CPAs*
23.2	Consent of Counsel, as in Exhibit 5.1
* Filed herewith
Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to: To Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any Increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document Incorporated or deemed Incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Nevada, on April 8, 2011.

SUJA MINERALS, CORP.

By:	/s/ Matt Reams
Mr. Matt Reams
President, CEO and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matt Reams as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By:	/s/ Joseph C. Calpito, Sr.	BY:	/s/ Matt Reams
	Joseph C. Calpito, Sr.		Matt Reams
	Vice President and		President, Chief Executive Officer, Treasurer,Chief
	Director		Financial Officer, Principal Accounting
	April 8, 2011		Officer, Secretary and Director
	(date)		April 8, 2011
(date)